EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-96384, 333-06065, 333-32301, 333-60343, 333-42840, 333-91588, 333-114229 and 333-121838), Form S-3 (Nos. 333-11457, 333-36057, 333-46087, 333-86193, 333-49466, 333-64864, 333-102485, 333-118841, 333-125787, 333-121836) and Form S-2 (No. 333-114247) of Cellegy Pharmaceuticals, Inc. of our report dated April 2, 2007, relating to the 2006 consolidated financial statements of Cellegy Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ MAYER, HOFFMAN, McCANN P.C.
Philadelphia, Pennsylvania April 2, 2007